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                                                                    EXHIBIT 5.1

                              [Faegre & Benson Letterhead]

                                    April 15, 1998

Hutchinson Technology Incorporated
40 West Highland Park
Hutchinson, Minnesota 55350

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), by Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), of $150,000,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2005 (the "Notes"), issued under an Indenture dated as of March 18, 1998 (the "Indenture") between the Company and U.S. Bank National Association, as trustee (the "Trustee"), and the proposed registration under the Securities Act of shares of Common Stock, par value $.01 per share, of the Company (the "Shares") into which the Notes are convertible.

     As counsel to the Company, we have examined such corporate records, certificates and other documents, including the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), and have reviewed such matters of law as we have considered necessary or appropriate for purposes of this opinion. In addition, we have made such inquiries of officers and representatives of the Company as we have deemed relevant or necessary as the basis for this opinion.

     Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

     1. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

     2. The Notes are in the form contemplated by the Indenture, have been duly authorized, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and are entitled to the benefits of the Indenture.


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Page 2

     3.   The Shares have been duly authorized and reserved by the Company.
          When the Shares have been issued upon conversion of duly issued Notes, the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are subject to the following qualifications, assumptions, expectations and limitations:

     (a) In connection with rendering the opinions set forth herein, we have assumed the genuineness of all signatures (other than those of signatories on behalf of the Company), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

     (b) We have not reviewed and do not opine as to (i) local laws, (ii) banking laws, or (iii) state securities or blue sky laws, rules or regulations.

     (c) We express no opinion as to the governing law or the choice of law provisions of the Indenture or the Notes.

     We are members of the Bar of the State of Minnesota and the foregoing opinion is limited to the laws of the State of Minnesota and the federal laws of the United States of America. We note that the Notes and Indenture are governed by, and construed in accordance with the laws of, the State of New York. With respect to the opinions as to the Notes and Indenture set forth in paragraphs 1 and 2 above, we have assumed with your consent that the laws of the State of Minnesota are identical to the laws of the State of New York.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein.

                                        Very truly yours,



                                        /s/ Faegre & Benson LLP
                                        --------------------------
                                        FAEGRE & BENSON LLP